Exhibit 99.2

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Wecast Services Group Limited

December 31, 2015 and 2016

Contents

Page

Report of Independent Certified Public Accountants	1-2

Consolidated Balance Sheets	3

Consolidated Statements of Comprehensive income	4

Consolidated Statements of Changes in Shareholders’ Equity	5

Consolidated Statements of Cash Flows	6-7

Notes to Consolidated Financial Statements	8-26

Report of Independent Certified
Public Accountants

Board of Directors

Wecast Services Group Limited

We have audited the accompanying consolidated financial statements of Wecast Services Group Limited and its subsidiaries (the "Group"), which comprise the consolidated balance sheets as of December 31, 2015 and 2016, and the related consolidated statements of Comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

 1

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Group incurred recurring losses from operations, has net current liabilities and an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Grant Thornton

Xiamen, China

August 14, 2017

2

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Consolidated Balance Sheets

(Amounts expressed in U.S. dollars)

	December 31,
	2015	2016
ASSETS
Current assets:
Cash	2,614	83,033
Accounts receivable, net (Note 3)	-	173,103
Inventory (Note 4)	-	203,697
Amounts due from related parties (Note 12)	-	3,102,669
Other current assets (Note 5)	-	61,822
Total current assets	2,614	3,624,324

Property and equipment, net (Note 6)	72	199,043
Intangible assets, net (Note 7)	-	63,621
Other non-current assets (Note 8)	-	69,861
TOTAL ASSETS	2,686	3,956,849

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	-	16,102
Deferred revenue	-	6,753
Amounts due to related parties (Note 12)	17,957	4,857,267
Other current liabilities	18	18,355
Total current liabilities and total liabilities	17,975	4,898,477

Equity:

Additional paid-in capital	1,041,394	1,041,394
Accumulated deficits	(1,113,372)	(1,662,416)
Accumulated other comprehensive income	56,689	62,233
Total (deficit) attribute to Wecast Services Group Limited	(15,289)	(558,789)
Non-controlling interest	-	(382,839)
Total (deficit)	(15,289)	(941,628)

TOTAL LIABILITIES AND EQUITY	2,686	3,956,849

The accompanying notes are an integral part of these consolidated financial statements”	3

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Comprehensive income

(Amounts expressed in U.S. dollars)

	Years ended December 31,
	2015	2016

Revenues	-	192,205
Cost of revenue	-	140,333
Gross profit	-	51,872

Selling, general and administrative expenses	2,891	863,398
Professional fees	13,688	177,361
Depreciation and amortization	-	11,820
Total operating expenses	16,579	1,052,579
Loss from operations	(16,579)	(1,000,707)

Interest expense	-	518

Other income (expense), net (Note 9)	(14,050)	63,843

Loss before income taxes	(30,629)	(937,382)

Income tax expense (Note 10)	-	-

Net loss	(30,629)	(937,382)

Less: Net loss attributable to Non-controlling interest	-	(388,338)

Net loss attributable to controlling shareholders	(30,629)	(549,044)

Other comprehensive (loss)/income:
Foreign currency translation adjustments	(431)	11,043

Total other comprehensive (loss)/income	(431)	11,043

Total comprehensive loss	(31,060)	(538,001)

Less: comprehensive income attributable to	-	5,499
Non-controlling interest

Comprehensive loss attributable to controlling shareholders	(31,060)	(543,500)

The accompanying notes are an integral part of these consolidated financial statements”	4

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Changes in Shareholders’ Equity

(Amounts expressed in U.S. dollars)

				For the Years ended
				December 31, 2016 and 2015
	Paid-in capital	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (losses)	Wecast Service Group Limited Shareholder’s Equity	Non-controlling interest	Total shareholders’ equity

Balance at December 31, 2014	-	1,041,394	(1,082,743)	57,120	15,771	-	15,771

Net loss	-	-	(30,629)	-	(30,629)	-	(30,629)
Foreign currency translation adjustments, net of tax impact of nil	-	-	-	(431)	(431)	-	(431)
Balance at December 31, 2015	-	1,041,394	(1,113,372)	56,689	(15,289)	-	(15,289)

Net loss	-	-	(549,044)	-	(549,044)	(388,338)	(937,382)
Foreign currency translation adjustments, net of tax impact of nil	-	-	-	5,544	5,544	5,499	11,043
Balance at December 31, 2016	-	1,041,394	(1,662,416)	62,233	(558,789)	(382,839)	(941,628)

The accompanying notes are an integral part of these consolidated financial statements”	5

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Cash Flows

(Amounts expressed in U.S. dollars)

	For the Years Ended December 31,
	2015	2016
Operating activities:
Net loss	(30,629)	(937,382)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	-	11,820
Loss from disposal of property and equipment	14,059	-
Interest expenses	-	518
Income from acquisition of subsidiary	-	(63,703)
Changes in operating assets and liabilities:
Accounts receivable net	-	(87,386)
Inventory	-	138,740
Other current assets	-	(60,132)
Accounts payable	-	16,102
Deferred revenue	-	(15,405)
Amounts due to related parties	17,957	1,322,843
Accrued expenses and other current liabilities	18	18,337
Deposit for lease	-	(69,861)
Net cash provided by operating activities	1,405	274,491

Investing activities:
Purchases of property and equipment	-	(204,881)
Net cash used in investing activities	-	(204,881)

The accompanying notes are an integral part of these consolidated financial statements”	6

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Consolidated Statements of Cash Flows (Continued)

(Amounts expressed in U.S. dollars)

	For the Year Ended December 31,
	2015	2016

Effect of exchange rate changes on cash and cash equivalents	4	10,809

Net increase in cash and cash equivalents	1,409	80,419

Cash and cash equivalents at the beginning of the year	1,205	2,614

Cash and cash equivalents at the end of the year	2,614	83,033

The accompanying notes are an integral part of these consolidated financial statements”	7

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Notes to Consolidated Financial Statements

Note 1 - Operations and significant accounting policies

Organization and description of business

Wecast Service Group Limited., formerly known as Sun Music Group Hong Kong Holdings Limited., is an investment holding company which was incorporated in Hong Kong on December 23, 2015. The registered capital is 10,000 HKD which was 100% held by Sun Seven Stars Group Ltd.

On May 26, 2016, Sun Music Group Hong Kong Holdings Ltd. changed name to Sun Video Group Hong Kong Limited. ("SVG"). On December 22, 2016, BT Capital Global Ltd., a Hong Kong company ("BT"), which was controlled by Seven Stars Cloud Group, Inc.’s ("SSC") chairman Bruno Wu, acquired 100% of SVG’s equity. SSC was formerly known as Wecast Network, Inc. On January 30, 2017, BT transferred all the equity interest of SVG to YOU On Demand (Asia) Ltd., a Hong Kong company and wholly- owned subsidiary of SSC. On March 15, 2017, SVG changed name to Wecast Service Ltd. On April 10, 2017, it renamed as Wecast Service Group Ltd. ("the Company").

On July 26, 2016, the Company purchased 100% equity interest of M.Y. Products Global Ltd., which was the wholly-owned subsidiary of Wide Angle Press Limited, a Hong Kong company and wholly- owned subsidiary of BT.

Shanghai Blue World Investment Management Consulting Ltd. ("SVG WFOE") was incorporated on October 14, 2004. The registered capital was $0.6 million, which was 100% held by Sun Media Investment Holding Ltd. On June 2, 2005, it was transferred to M.Y. Products Global Holding Ltd., which was incorporated in British Virgin Islands on March 22, 2001. On October 13, 2016, M.Y. Products Global Holding Ltd., along with its subsidiary SVG WFOE became the wholly-owned subsidiary of M.Y. Products Global Ltd.

Shanghai Wecast Supply Chain Management Ltd. ("Shanghai Wecast") was founded on March 26, 2015 with CNY 2 million registered capital. It was acquired by SVG WFOE on August 1, 2016.

On August 1, 2016, Shanghai Wecast acquired M.Y. Products, LLC ("MYP") through Vaughn Richard Miller and Long Yu. As consideration, Long Yu should maintain at least 49% ownership interest in Shanghai Wecast by contributing 1.92 million CNY capital. Furthermore, Miller would hold 20% out of his 49% equity on behalf of Long Yu as agreed.

The Group generates revenue mainly from sales of goods. The Group purchases skateboards from its suppliers and sells them through e-commence platforms, like Amazon, eBay.

The accompanying notes are an integral part of these consolidated financial statements”	8

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

The accompanying consolidated financial statements reflect the activities of the Group, including each of the following entities:

Entity Name	Registered location	Background	Recent Ownership
Wecast Service Group Ltd. ("the Company")	HK	● Incorporated on December 23, 2015 ● Registered capital of HKD 10,000, not paid

M.Y. Products Global Ltd.("MYP Global")	BVI	● Incorporated on March 14, 2014 ● Registered capital of USD 1, not paid ● Acquired on July 26, 2016 ● Investment holding company now	100% acquired by the Company under Common control

M.Y. Products Global Holdings Ltd.("MYP Holding")	BVI	● Incorporated on March 22, 2001 ● Registered capital of USD 1, not paid ● Acquired on October 13, 2016 ● Investment company now	100% acquired by MYP Global under common control

Shanghai Blue World Investment Management Consulting Ltd. ("SVG WFOE")	China	● Incorporated on October 14, 2004 ● Registered capital of USD 1,000,000, fully paid ● Acquired on July 7, 2005 ● Investment company now	100% acquired by MYP Holding under common control

Shanghai Wecast Supply Chain Management Ltd.(" Shanghai Wecast")	China	● Incorporated on March 26, 2015 ● Registered capital of CNY 3,920,000, not paid ● Acquired on July 22, 2016 ● Principally operated in trade services, offering pre-and post-sale services	51% by SVG WFOE 49% by Long Yu Acquired under Non-common control

Shanghai Wecast Supply Chain Management Ltd. Dalian Branch("Dalian Branch")	China	● Incorporated on September 20, 2016 ● No capital ● Principally operated in trade services, offering pre-and post-sale services, cease operation on February of 2017	Branch of Shanghai Wecast

Shanghai Wecast Supply Chain Management Ltd. Ningbo Branch("Ningbo Branch")	China	● Incorporated on January 19, 2016 ● No capital ● Closed on February 28, 2017 ● Principally operated in trade services, offering pre-and post-sale services, cancellation of registration	Branch of Shanghai Wecast

M.Y. Products, LLC("MYP")	US	● Incorporated on October 31, 2008 ●Acquired on August 1, 2016 ● Principally operated in sales of commodity	100% acquired by Shanghai Wecast under non-common control

Wecast Supply Chain Management Hong Kong Ltd.(" Wecast Supply(HK)")	HK	● Incorporated on August 31, 2016 ● Registered capital of HKD 10,000, not paid ● Have not commenced its operation	Set up and 100% hold by Shanghai Wecast

The accompanying notes are an integral part of these consolidated financial statements”	9

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Presentation and principles of consolidation

The Company prepares and presents its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The consolidated financial statements include the financial statements of the Company and its subsidiaries (the "Group"). All inter-company transactions and balances have been eliminated in consolidation.

Since the Company and the acquired subsidiaries, besides Shanghai Wecast and MYP, were commonly controlled by Mr. Wu before acquisition as of December 31, 2014, therefore, although the Company was incorporated on December 23, 2015, in accordance with ASC Subtopic 805-50, the consolidated financial statements of the Company have been prepared as if the acquired subsidiaries had been owned by the Company since inception of common control, which was earlier than December 31, 2014. Results of operations for 2015 thus comprise those of the previously separate subsidiaries combined from the beginning of 2015 to the date the acquisition was completed which was no later than July 31, 2016.

Shanghai Wecast and MYP were acquired from third party at August 1, 2016 with no consideration. The consolidated financial statements of the Company include the acquired assets and liabilities of Shanghai Wecast and MYP at their historical carrying amounts and results of operations from August 1 to December 31 of 2016.

The accompanying notes are an integral part of these consolidated financial statements”	10

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Such estimates include, but are not limited to, revenue recognition, impairment and allowances of trade receivable, inventory valuation, useful life of property and equipment, employee benefit accruals, income taxes and fair value measurements. Actual results could differ materially from those estimates.

Cash

Cash consists primarily of highly liquid investments with an original maturity of three months or less. Cash is carried at cost which approximates market value.

Accounts receivable, net

Accounts receivable are recognized at invoiced amounts and do not bear interest. The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Group reviews its allowance for doubtful accounts receivable on an ongoing basis. In establishing the required allowance, management considers any historical losses, the customer’s financial condition, the accounts receivable aging, and the customer’s payment patterns. After all attempts to collect a receivable have failed and the potential for recovery is remote, the receivable is written off against the allowance.

There was no allowance for accounts receivable as of December 31, 2015 and 2016.

Inventories

Inventories are stated at the lower of cost or market value. Cost of inventories is calculated using FIFO. The Group periodically assesses the recoverability of all inventories to determine whether adjustments are required to record inventory at the lower of cost or market value. Inventory that the Group determines to be obsolete are reduced to its estimated realizable value based on assumptions about future demand and market conditions. If actual demand is lower than the forecasted demand, additional inventory write-downs may be required.

There were no write-downs for inventories recognized as of December 31, 2015 and 2016.

The accompanying notes are an integral part of these consolidated financial statements”	11

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Expenditures for major renewals and improvements, which extend the original estimated economic useful lives of applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The costs and related accumulated depreciation of assets sold or retired are removed from the accounts and any gain or loss thereon is recognized in the consolidated statement of operations. Depreciation is provided for on a straight-line basis or double declining balance method over the estimated useful lives of the respective assets. The estimated useful lives of the assets are as follows:

Useful lives

Furniture and office equipment	3-10 years
Vehicles	5 years
Leasehold Improvement	35 months

Intangible assets, net

Intangible assets, which consist primarily of software, patent and trademarks, are valued at cost less accumulated amortization. Amortization is computed using the straight line method over their expected useful lives of 3 (software and others) or 15 years (patent and trademarks).

Impairment of long-lived assets

Long-lived assets such as property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in the circumstances indicate that the carrying value of an asset may not be recoverable. When these events occur, the Group assesses the recoverability of the long-lived assets by comparing the carrying amount to the estimated future undiscounted cash flows associated from the use of the asset and its eventual disposition, and recognize an impairment of long-lived assets when the carrying value of such assets exceeds the estimated future undiscounted cash flows such assets is expected to generate. If the Group recognizes an impairment, the Group reduces the carrying amount of the assets group to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values.

There was no impairment charge for long-lived assets recognized as of December 31, 2015 and 2016.

The accompanying notes are an integral part of these consolidated financial statements”	12

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Revenue recognition

Revenue is recognized when the following criteria under FASB ASC 605 “Revenue Recognition” are met:

1)	Persuasive evidence of an arrangement exists;

2)	Delivery has occurred or services have been rendered (the risks, rewards and ownership of the products are transferred to customers); and

3)	The seller’s price to the buyer is fixed or determinable; and

4)	Collectability is reasonably assured.

Revenue is measured at the fair value of the consideration received or receivable and is shown net of discounts, rebates, returns and sales-related taxes. Revenue is recognized in profit or loss provided it is probable that the economic benefits will flow to the Group and the revenue and costs, if applicable, can be measured reliably, as follows:

For goods sale, the Group’s revenues are recognized when goods are received and accepted by customers.

Consultancy fee income is recognized when the services have been rendered.

The Group generates revenue mainly from sales of goods. The Group purchases skateboards from its suppliers and sells them through e-commence platforms, like Amazon, eBay. After receiving the skateboards, the Group becomes the first responsible party for the goods. The Group is required to bear the direct risk of damage to the goods and the direct default risk that cannot be delivered to the customer.

In accordance with ASC 605-45, Revenue Recognition – Principal Agent Consideration, the Group accounts for revenue from sales of goods on a gross basis. The Group is the primary obligor in the arrangements, the Group has the ability to establish prices, the Group has discretion in selecting the independent suppliers, and the Group bears credit risk with customer payments. Accordingly, all such revenue billed to customers is classified as revenue and all corresponding payments to suppliers are classified as cost.

The accompanying notes are an integral part of these consolidated financial statements”	13

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Income Taxes

The Company and Wecast Supply(HK) are incorporated in Hong Kong and are subject to statutory income tax on its Hong Kong sourced income (of which there are none). The statutory income tax rate in Hong Kong is 16.5%. MYP Global and MYP Holding are incorporated in the British Virgin Islands and are not subject to tax in this jurisdiction. MYP is incorporated in the US and is subject to statutory income tax on its worldwide sourced income. SVG WFOE and Shanghai Wecast are PRC companies. The statutory income tax rate applicable to PRC companies is 25%.

The Group accounts for income taxes in accordance with the asset and liability method. Deferred taxes are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and income tax purposes using enacted rates expected to be in effect when such amounts are realized or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established, as needed to reduce the amount of deferred tax assets if it is considered more likely than not that some portion or all of the deferred tax assets will not be realized.

The Group recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

Foreign Currency Translation

The financial records of the Group’s subsidiaries are maintained in their local currencies. Monetary assets and liabilities denominated in currencies other than their local currencies are translated into local currencies at the rates of exchange in effect at the balance sheet dates. Transactions denominated in currencies other than their local currencies during the year are converted into local currencies at the applicable rates of exchange prevailing when the transactions occur. Transaction gains and losses are recorded in other income/ (expense), net in the statements of income.

The reporting currency of the Group is the United States dollar (“US dollar”). When translating local financial reports of the Group’s subsidiaries into US dollar, assets and liabilities are translated at the exchange rates at the balance sheet date, equity accounts are translated at historical exchange rates and revenue, expenses, gains and losses are translated at the average rate for the period. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income in the statements of income and comprehensive income.

Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Comprehensive loss was the sum of the Group’s net loss and exchange difference arising on translation for all periods presented.

The accompanying notes are an integral part of these consolidated financial statements”	14

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Recent Accounting Pronouncements

In May 2014, Financial Accounting Standards Board (or “FASB”) issued Accounting Standards Updates (or “ASU”) 2014-09, “Revenue from Contracts with Customers” (Topic 606). This guidance supersedes current guidance on revenue recognition in Topic 605, Revenue Recognition. In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. In August 2015, the FASB issued ASU 2015-14 to defer the effective date of ASU 2014-09 for all entities by one year. For public business entities that follow U.S. GAAP, the deferral results in the new revenue standard are being effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted for interim and annual periods beginning after December 15, 2016. In May 2016, the FASB issued ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update affect only the narrow aspects of Topic 606. The areas improved include: (1) Assessing the Collectability Criterion in Paragraph 606-10-25-1(e) and Accounting for Contracts That Do Not Meet the Criteria for Step 1; (2) Presentation of Sales Taxes and Other Similar Taxes Collected from Customers; (3) Noncash Consideration; (4) Contract Modifications at Transition; (5) Completed Contracts at Transition; and (6) Technical Correction. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). The Group is planning to adopt the above standards on January 1, 2018. The Group may use either a full retrospective or a modified retrospective approach to adopt this standard. The Group is currently evaluating this standard and the related updates, including which transition approach to use as well as the impact of adoption on policies, practices and systems. The standard also requires the Group to evaluate whether businesses promise to transfer services to the customer itself (as a principal) or to arrange for services to be provided by another party (as an agent). To make that determination, the standard uses a control model rather than the risks-and-rewards model in current U.S. GAAP. At this stage in the evaluation, the Group does not anticipate that the new guidance will have a material impact on revenue recognition policies, practices or systems. The Group is currently evaluating the impact of this standard to its consolidated financial statements upon adoption.

In July 2015, the FASB issued ASU 2015-11 as part of its simplification initiative. The ASU changes the way of measurement on inventory, which currently requires an entity to measure inventory at the lower of cost or market. The amendments in this Update require an entity to measure inventory within the scope of this Update at the lower of cost and net realizable value. Effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Group does not expect a material impact on consolidated financial statement upon adoption of this ASU.

The accompanying notes are an integral part of these consolidated financial statements”	15

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Recent Accounting Pronouncements (continued)

In January 2016, the FASB issued ASU 2016-01 "Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities". ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. With respect to consolidated financial statements, the most significant impact relates to the recognition and measurement for warrant liabilities. Additionally, ASU 2016-01 will impact the disclosure and presentation of financial assets and liabilities. ASU 2016-01 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2017. Early adoption by public entities is permitted only for certain provisions. Management is currently evaluating the impact of the adoption of this standard on consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02 which amends the FASB Accounting Standards Codification and created Topic 842, "Leases". Under Topic 842, lessees are required to recognize assets and liabilities on the balance sheet for most leases and provides for enhanced disclosures. Leases will continue to be classified as either finance or operating. ASU 2016-02 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2018. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. Full retrospective application is prohibited and early adoption by public entities is permitted. Management is currently evaluating the impact of the adoption of this standard on consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)”. The pronouncement changes the impairment model for most financial assets, and will require the use of an “expected loss” model for instruments measured at amortized cost. Under this model, entities will be required to estimate the lifetime expected credit loss on such instruments and record an allowance to offset the amortized cost basis of the financial asset, resulting in a net presentation of the amount expected to be collected on the financial asset. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. The Group does not expect a material impact to its consolidated financial statement upon adoption of this ASU.

The accompanying notes are an integral part of these consolidated financial statements”	16

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 1 - Operations and significant accounting policies (continued)

Recent Accounting Pronouncements (continued)

In January 2017, FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. The update affects all companies and other reporting organizations that must determine whether they have acquired or sold a business. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The update is intended to help companies and other organizations evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The update provides a more robust framework to use in determining when a set of assets and activities is a business, and also provides more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. For public companies, the update is effective for annual periods beginning after December 15, 2017, including interim periods within those periods. The guidance should be applied prospectively upon its effective date. The effect of ASU 2017-01 on the consolidated financial statements will be dependent on any future acquisitions.

Note 2 – Going Concern and Management’s Plans

For the years ended December 31, 2015 and 2016, the Group incurred losses from operations of approximately $0.03 million and $0.94 million, respectively, and we used cash for operations of approximately $0.00 million and $0.27 million, respectively. As of December 31, 2016, the Group had net current liabilities (current assets less current liabilities) of $1.27 million. Further, the Group had accumulated deficits of approximately $1.66 million as of December 31, 2016, respectively, due to recurring losses since our inception.

In the opinion of the directors of the Group, the Group is able to maintain itself as a going concern in the coming year by taking into consideration of the arrangements which include, but are not limited to, the directors of the Group continue to implement measures to tighten cost controls over various operating costs and expenses of the Group and its shareholders undertake to provide adequate funds to enable the Group to meet in full all their financial obligations as they fall due. Although the Group believes it has the ability to raise funds by issuing debt, additional financing may not be available to the Group on terms acceptable to the Group or at all or such resources may not be received in a timely manner.

These conditions raise substantial doubt about the Group’s ability to continue as a going concern. The consolidated financial statements have been prepared assuming that the Group will continue as a going concern and, accordingly, do not include any adjustments that might result from the outcome of this uncertainty.

The accompanying notes are an integral part of these consolidated financial statements”	17

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 3 –  Accounts receivable, net

Accounts receivable consist of the following:

	December 31,
	2015	2016
Accounts receivable, gross:	-	173,103
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	-	173,103

All the accounts receivable at December 31, 2016 were within the Group’s credit term and there was no allowance for doubtful accounts recognized as of December 31, 2016.

Note 4 – Inventory

Inventories consist of the following:

	December 31,
	2015	2016
Finished goods	-	203,697
Total	-	203,697

There was no written down for inventories recognized as of December 31, 2015 and 2016.

The accompanying notes are an integral part of these consolidated financial statements”	18

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 5 –Other current assets

Prepaid expense and other current assets consist of the following:

	December 31,
	2015	2016
Prepaid expense (i)	-	45,710
Others	-	16,112
Total	-	61,822

(i)	This mainly represents the prepaid rental cost of Dalian branch and Ningbo branch offices, which amount to $31,971.

Note 6 – Property and equipment, net

Property and equipment, net consist of the following:

	December 31,
	2015	2016
Furniture and office equipment	725	135,193
Vehicles	-	62,575
Leasehold Improvement	-	89,321
Total at cost	725	287,089

Less: Accumulated depreciation	653	88,046
Property and equipment, net	72	199,043

The Group acquired MYP under non-common control in 2016. At acquisition date, there was accumulated depreciation of $78,154 related to property and equipment acquired. Depreciation expense was $nil and $9,239 for the years ended December 31, 2015 and 2016, respectively.

The accompanying notes are an integral part of these consolidated financial statements”	19

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 7 – Intangible assets, net

Intangible assets consist of the following:

	December 31,
	2015	2016
Software	-	7,408
Patent and trademark	-	103,564
Total at cost	-	110,972
Less: Accumulated amortization	-	47,351
Intangible asset, net	-	63,621

The Group acquired MYP under non-common control in 2016. At acquisition date, there was accumulated amortization of $44,770 related to intangible assets acquired. Amortization expense was $nil and $2,581 for the years ended December 31, 2015 and 2016, respectively.

Note 8 – Other non-current assets

Other non-current assets consist of the following:

	December 31,
	2015	2016
Office rental deposit	-	69,861
Total	-	69,861

Shanghai Wecast signed lease agreements with Dalian Wanda Commercial Real Estate Co., Ltd. and Ningbo Zhengteng Zhongchuang Investment Management Co., Ltd. in 2016 with 3 yeas lease term, and the rental deposit will be refund after lease terminated.

Note 9 – Other income (expense), net

Other income (expense), net consists of the following:

	December 31,
	2015	2016
Loss on disposal of fixed assets	(14,059)	-
Income from acquisition of subsidiaries	-	63,703
Others	9	140
Total	(14,050)	63,843

The accompanying notes are an integral part of these consolidated financial statements”	20

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 10 –Income tax expense

The current and deferred portion of income tax expenses included in the consolidated statements of comprehensive income were as follows:

December 31,
	2015	2016
Current income tax expenses	-	-
Deferred income tax expenses	-	-
	-	-

Reconciliation between the effective income tax rate and the Hong Kong statutory income tax rate was as follows:

	December 31,
	2015	2016
Hong Kong statutory tax rate	16.5%	16.5%
Expenses not deductible for tax purposes	(7.6%)	(0.0%)
Expiration of net operating loss	-	0.1%
Effect of different tax rate of subsidiary operations in other jurisdiction	(4.1%)	(2.2%)
Net loss that does not recognized deferred tax	(4.8%)	(14.5%)
Effective income tax rate	-	-

The accompanying notes are an integral part of these consolidated financial statements”	21

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 11 – Purchase consideration and related allocation

On August 1, 2016, SVG WFOE completed the acquisition of Shanghai Wecast. At the same day, Shanghai Wecast completed the acquisition of MYP. Shanghai Wecast became a consolidated subsidiary of SVG WFOE and MYP became a consolidated subsidiary of Shanghai Wecast. Shanghai Wecast provides consulting services related to supply chain management. MYP generates revenue mainly from sales of goods. MYP purchases skateboards from its suppliers and sells them through e-commence platforms, like Amazon, eBay. SSC former business focused on sales of premium digital content. Now SSC is aiming to be the leading provider of total B2B business solutions for today’s constantly evolving business landscape. SSC is gaining both a M2B or Manufacturer to Business, supply chain management operator as well as a M2C or Manufacturer to Consumer, video commerce operator. Shanghai Wecast’s and MYP's business builds the bridge between manufacturers and consumers. This business helps SSC to expand its M2C business.

The acquired businesses contributed revenues of $180,667 and net losses of $852,254 to the Group for the period from August 1, 2016 to December 31, 2016. The following unaudited pro forma summary presents consolidated information of Shanghai Wecast and MYP as if the business combination had occurred on January 1, 2015:

Pro forma year ended December 31, 2016 (unaudited)
Revenue	$270,572
Net loss	937,382

Pro forma year ended December 31, 2015 (unaudited)
Revenue	$444,473
Net loss	386,201

The Group did not have any material, nonrecurring pro forma adjustments directly attributable to the business combination included in the pro forma revenue and net loss.

At the acquisition date, Shanghai Wecast’s and MYP’s assets and liabilities were mainly cash, receivables and payables, all of them had almost same book value and fair value. The Group assumes that the fair value of these two companies’ net assets is equal to their book value. The following table summarizes the book value of the assets acquired and liabilities assumed based on the acquisition date, purchase price and gain on bargain purchase:

The accompanying notes are an integral part of these consolidated financial statements”	22

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 11 – Purchase consideration and related allocation (continued)

August 1, 2016
Assets acquired:
Cash	33,175
Accounts receivable, net	85,718
Inventory	342,437
Other current assets	3,104,359
Property and equipment, net	3,329
Intangible assets, net	66,202
Total assets acquired	3,635,220

Liabilities assumed:
Deferred revenue	22,158
Amounts due to related parties	3,452,774
Other current liabilities	96,585
Net assets acquired	63,703
Less: purchase price	-
Gain on bargain purchase	63,703

At the acquisition date, the Group estimated that there were no intangible assets acquired and recognized Gain on bargain purchase of $63,703.

Note 12 – Related Party Transactions

Amounts due from related parties:

Type	Name of related party	December 31,
		2015	2016
Former owner of MYP	Dillon	-	3,102,669

The Group acquired MYP on August 1, 2016. The amount totaled $3,102,669 due to the vender, L.F.T.E. Inc., before the effective date should be charged with the former owner of MYP, Dillon.

The accompanying notes are an integral part of these consolidated financial statements”	23

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 12 – Related Party Transactions (continued)

Amounts due to related parties:

Type	Name of related party	December 31,
		2015	2016
Holding company	BT Capital Global Ltd.	-	800,000
Related parties with common ultimate investors	YOU On Demand (Asia) Limited("YOD Hong Kong")	-	90,150
Related parties with common ultimate investors	Seven Stars Entertainment and Media Limited	13,058	161,657
Related parties with common ultimate investors	Shanghai Wide Angle Printing Technology Co., Ltd.	3,080	132,622
Related parties with common ultimate investors	Beijing Sino Top Scope Technology Co., Ltd("Sinotop Beijing")	-	72,077
Related parties with common ultimate investors	Shanghai Sun Seven Stars Cultural Development Limited	-	58,164
Related parties with common ultimate investors	Beijing Perfect Storm Film Limited	-	5,910
Related parties with common ultimate investors	Sun News Group Hong Kong Limited	-	4,952
Related parties with common ultimate investors	Sun Entreprises Group Ltd.	-	4,855
Related parties with common ultimate investors	Tianjin Sun Seven Stars Culture Development Limited	-	1,442
Related parties with common ultimate investors	Wide Angle Enterprise Management Limited	-	100
Related parties with common ultimate investors	Wide Angle Group Limited	1,819	-
Former owner of MYP	Miller & Dillon	-	80,232
Sub-Total		17,957	1,412,161

The accompanying notes are an integral part of these consolidated financial statements”	24

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 12 – Related Party Transactions (continued)

Type	Name of related party	December 31,
		2015	2016
Controlled by MYP’s former owner, Dillon	L.F.T.E. Inc.	-	3,445,106
Total		17,957	4,857,267

On January 30, 2017, BT entered into a Securities Purchase Agreement with SSC, pursuant to which SSC agreed to purchase and BT agreed to sell all of the outstanding capital stock of SVG for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note. SSC wired $800,000 (or its RMB equivalent) to MYP and Shanghai Wecast upon signing the term sheet as Good Faith Deposit. As of December 31, 2016, the transaction has not yet been closed, and $800,000 of the deposit has been paid to MYP and Shanghai Wecast. According to the SVG Purchase Agreement, the amount of $800,000 MYP and Shanghai Wecast received in 2016 is due to BT.

L.F.T.E. Inc. is controlled by MYP’s former owner, who is now a minority shareholder of the group. At December 31, 2016, there was about $3,445,106 account payable due to MYP’s vender, L.F.T.E. Inc., recorded at MYP’s balance sheet.

Other related party payables are related to disbursement fees related parties paid for the Group. The Group does not pay interest to these related parties and all these payables are short-term.

Note 13 - Commitments and Contingencies

The Group leases certain office premises under non-cancelable leases. Rental expenses under operating leases for 2015 and 2016 were nil and $ 97,729, respectively. As of December 31, 2016, future minimum lease payments under non-cancelable operating leases agreements were as follows:

Year ending December 31,	Leased Property Cost
2017	48,642
2018	30,566
Total	79,208

The accompanying notes are an integral part of these consolidated financial statements”	25

Wecast Services Group Limited

December 31, 2015 and December 31, 2016

Note 14 - Subsequent events

(a)On January 30, 2017, BT entered into a Securities Purchase Agreement with SSC, pursuant to which SSC agreed to purchase and BT agreed to sell all of the outstanding capital stock of SVG for an aggregate purchase price of (i) $800,000; and (ii) a Promissory Note.

(b) At the end of March in 2017, Shanghai Wecast closed Ningbo branch, and cease the operation of Dalian branch at the end of February. They ended the lease contracts with total penalty of $41,254.

(c) On June 9, 2017, Seven Stars Cloud Group, Inc. entered into a Securities Purchase Agreement with Redrock Capital Group Limited, a Cayman Islands company (“Redrock”) and affiliate of the SSC’s chairman Bruno Wu, and Sun Seven Stars Media Group Limited, a Hong Kong company, one of the Group’s largest shareholders, controlled by the SSC’s chairman Bruno Wu, as guarantor, pursuant to which SSC agreed to purchase and Redrock agreed to sell 51% of the outstanding capital stock (the “NextGen Common Shares”) of NextGen Exchange Group Inc., a Cayman Islands company (“NextGen”) for the sole consideration of SSC adding NextGen to the Sun Video Business acquired by SSC under that certain Securities Purchase Agreement entered into with BT Capital Global Limited on January 30, 2017 (the “Sun Video SPA”) and thereby including the revenue and gross profit from NextGen in the calculation of the SVG Performance Guarantees set forth in the Sun Video SPA.

(d) The Group is expending its consulting business in 2017. On March 17, 2017, SVG WFOE entered into a consulting service contract with Guizhou Sun Seven Stars Technology Trading Platform Limited, pursuant to which SVG WFOE provided consulting service to Guizhou Sun Seven Stars Technology Trading Platform Limited’s Platform-as-a-Service project utilizing SVG WFOE’s resources and related consulting service fee is RMB 7,500,000 ($1,084,105).

The Group has evaluated subsequent events through August 14, 2017, the date on which the financial statements were available to be issued.

The accompanying notes are an integral part of these consolidated financial statements”	26